                                                                                       Exhibit 99-B.9
                                                                       Opinion and Consent of Counsel

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AMERICAS
US Legal Services

Michael A. Pignatella
Counsel
Tel: 860.580.2831 | Fax: 860.580.4934
Email: michael.pignatella@us.ing.com

June 27, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Attention: Filing Desk

Re:	ReliaStar Life Insurance Company and its Separate Account N
Post-Effective Amendment No. 10 to Registration Statement on Form N-4
Prospectus Title: ING Encore/Encore Flex Variable Annuity
File Nos.: 333-120636 and 811-09002

Dear Sir or Madam:

The undersigned serves as counsel to ReliaStar Life Insurance Company, a Minnesota life insurance company (the “Company”). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the “Securities”) under the Securities Act of 1933 (the “Securities
Act”) as provided in Rule 24f-2 under the Investment Company Act of 1940 (the “Investment
Company Act”).

In connection with this opinion, I have reviewed the N-4 Registration Statement (the “Registration
Statement”), as amended to the date hereof, and this Post-Effective Amendment No. 10. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella

Windsor Site One Orange Way, C1S Windsor, CT 06095-4774	ING North America Insurance Corporation